Whole Foods Market Reports Third Quarter Results

     Company Reports Comparable Store Sales Increase of 7.0% on Top of 9.9% Increase in Prior Year and Diluted Earnings Per Share of $0.35; Company
   Repurchases $100 Million of Stock and Pays $25 million in Cash Dividends in
              Quarter; 18 New Stores Opened over Last Twelve Months

      AUSTIN, Texas, July 31 /PRNewswire-FirstCall/ -- Whole Foods Market, Inc. (Nasdaq: WFMI) today reported sales and earnings for the 12-week quarter ended July 1, 2007. Sales increased 13.2% to $1.5 billion driven by 14% ending square footage growth and a 7.0% increase in comparable store sales on top of a 9.9% increase in the prior year. The negative impact on comparable store sales growth of Easter shifting from the third quarter last year to the second quarter this year was approximately 76 basis points in the quarter. Identical store sales (excluding four relocated stores and two major expansions) increased 5.8%. Net income was $49.1 million, diluted earnings per share were $0.35, operating cash flow per share was $0.87, and Economic Value Added (EVA(TM)) was $15.6 million. For the quarter, pre-opening and relocation costs were $15.0 million, or $0.06 per diluted share, compared to $7.9 million, or $0.03 per diluted share, in the third quarter last year. Approximately $8.6 million, or $0.04 per diluted share, relating to share-based compensation, pre-opening rent and accelerated depreciation was expensed for accounting purposes but was non-cash, compared to $6.3 million, or $0.03 per diluted share, in the prior year.

      During the quarter, the Company produced $123 million in cash flow from operations and received $4 million in proceeds from the exercise of stock options. Capital expenditures in the quarter were $128 million of which $95 million was for new stores. The Company paid approximately $25 million to shareholders in cash dividends and repurchased approximately $100 million of common stock. The Company's remaining authorization for share repurchases is currently $100 million. At the end of the quarter, the Company had total cash and investments of approximately $35 million and total long-term debt of approximately $3 million. The Company also expanded its existing $100 million revolving credit line to $200 million during the quarter.

      "As expected, fiscal year 2007 has been an investment year as we have accelerated our new store openings while cycling over tough year-ago comparable store sales growth comparisons. We believe that our third quarter results, combined with our 7.6% comparable store sales increase in the fourth quarter to date, is an indication that our comparable store sales growth has stabilized," said John Mackey, chairman, chief executive officer, and co-founder of Whole Foods Market. "We are on track to deliver 18 to 20 new store openings this year. We expect to open a greater number of stores in fiscal year 2008, but currently do not expect the same degree of year-over-year increase in our total pre-opening expenses. We are very excited to see the acceleration in our new store openings materialize, as we expect these new stores to drive strong sales and comparable store sales growth in the not-so-distant future."

      For the 40-week period ended July 1, 2007, sales increased 12.3% to $4.8 billion driven by 14% ending square footage growth and comparable store sales growth of 6.7% on top of an 11.7% increase in the prior year. Sales in identical stores (excluding five relocated stores and three major expansions) increased 5.7%. Net income was $148.8 million, diluted earnings per share were $1.05, operating cash flow per share was $2.12, and EVA was $38.2 million. Year to date, pre-opening and relocation costs were $46.9 million, or $0.20 per diluted share, compared to $23.7 million, or $0.10 per diluted share, in the prior year. Approximately $25.2 million, or $0.11 per diluted share, relating to share-based compensation, pre-opening rent and accelerated depreciation was expensed for accounting purposes but was non-cash, compared to $14.6 million, or $0.06 per diluted share, in the prior year.

      The Company's Consolidated Statements of Operations on a Non-GAAP Basis (hereinafter referred to as adjusted results) exclude pre-tax credits for insurance proceeds and other adjustments related to Hurricane Katrina of $3.7 million in the third quarter of fiscal year 2006 and $7.2 million in the 40-week period ended July 2, 2006. Excluding these credits, adjusted earnings per share were $0.35 in the third quarter last year and $1.10 for the 40-week period ended July 2, 2006.

      The following table shows the Company's growth in sales, comparable store sales, and ending square footage year to date compared to its historical five-year ranges and average results. For fiscal year 2007, the Company has guided to sales growth of 13% to 17%, comparable store sales growth of 6% to 8%, and ending square footage growth of 16%.


                                        Five-Year  FY Range   Five-Year    YTD
                                           Low       High    FY Average   FY07

Sales growth                               17.0%    22.8%       20.3%    12.3%
Comparable store sales growth               8.6%    14.9%       11.5%     6.7%
Two-year comps (sum of two years)          18.6%    27.8%       22.7%    18.4%
Ending square footage growth               10%      14%         12%      14%

      The following table breaks out additional information on the quarter for comparable stores and all stores.

                                        NOPAT       # of    Average     Total
Comparable Stores           Comps        ROIC      Stores    Size    Square Feet

Over 11 years old            4.1%        91%         59      27,600   1,626,200
Between eight and
 11 years old                3.7%        68%         26      31,100     807,600
Between five and eight
 years old                   6.1%        44%         43      34,700   1,492,400
Between two and five
 years old                   8.3%        29%         37      40,300   1,491,600
Less than two years old
 (includes four
 relocations)               22.6%         1%*        18      54,400     979,500

All comparable stores
(7.5 years old, s.f
 weighted)                   7.0%        40%*       183      35,000   6,406,300
All stores (6.8 years
 old, s.f. weighted)                     33%*       196      36,200   7,104,800

* Includes pre-opening expense for stores less than two years old. Excluding the Kensington relocation, NOPAT ROIC was 10%, 43% and 35% for comparable stores less than two years old, all comparable stores, and all stores, respectively.

      Note that due to certain operational changes, some expenses previously included in cost of goods sold are now included in direct store expenses, representing an estimated impact of approximately 16 basis points on those line items in the quarter. For comparable stores, the following year-over-year basis point changes in gross profit and direct store expenses as a percentage of sales adjust for this impact.

      Gross profit consists of sales less cost of goods sold and occupancy costs plus the contribution from non-retail distribution and food preparation operations. For the third quarter, gross profit increased 36 basis points to 35.5% of sales from an adjusted 35.2% of sales last year, which excludes approximately $0.9 million in credits related to Hurricane Katrina. The LIFO charge was $2.1 million in the quarter compared to $0.8 million in the prior year. For stores in the comparable store base, gross profit improved 42 basis points to 35.7% of sales. Historically, the Company's average weekly sales and gross margins are strongest in the second and third quarters.

      For the quarter, direct store expenses increased 90 basis points to 26.1% of sales from an adjusted 25.2% of sales last year, which excludes approximately $1.2 million in credits related to Hurricane Katrina. For stores in the comparable store base, direct store expenses increased 23 basis points to 25.4% of sales due primarily to increases in health care and share-based compensation expense, which were partially offset by leverage in wages as a percentage of sales. Share-based compensation expense included in direct store expenses was approximately $2.3 million in the quarter compared to approximately $0.5 million in the prior year.

      Store contribution decreased 54 basis points to 9.5% of sales from an adjusted 10.0% of sales last year, which excludes approximately $2.0 million in credits related to Hurricane Katrina. For stores in the comparable store base, store contribution increased 19 basis points to 10.3% of sales. G&A expenses improved five basis points to 3.2% of sales. Share-based compensation expense included in G&A was approximately $1.6 million compared to approximately $0.9 million in the prior year.

      The following table shows the Company's year-to-date results for certain line items as a percentage of sales compared to its historical five-year ranges and averages, highlighting the consistency of these results on an annualized basis over time. Where applicable, historical percentages have been adjusted to exclude Hurricane Katrina charges and credits, as well as share-based compensation expense related to the Company's September 2005 accelerated vesting of stock options.


                                    Five-Year   FY Range   Five-Year FY   YTD
                                       Low        High      Average       FY07

             Gross profit              34.2%     35.1%       34.8%      34.9%
             Direct store expenses     25.2%     25.5%       25.4%      25.9%
             Store contribution         9.0%      9.6%        9.4%       9.0%
             G&A                        3.1%      3.6%        3.2%       3.1%


      For the quarter, pre-opening and relocation costs were $15.0 million, or $0.06 per diluted share, of which approximately $4.4 million was pre-opening rent and accelerated depreciation that was expensed for accounting purposes but was non-cash. In the prior year, pre-opening and relocation costs were $7.9 million, or $0.03 per diluted share, of which approximately $5.4 million was non-cash pre-opening rent and accelerated depreciation.

      New Store Development
      In the third quarter, the Company opened one store in El Segundo, CA, one store in Sonoma, CA, and relocated its Notting Hill Fresh & Wild store in London to its new Kensington Whole Foods Market location. Thus far in the fourth quarter, the Company has opened one store in Chicago, IL and expects to open four to six additional stores during the quarter, two of which are relocations. As of today, the Company has opened 18 new stores over the last 12 months.

      The Company has recently signed seven new store leases averaging 39,000 square feet in size which are as follows: Malibu, CA; San Francisco, CA; Toronto, Canada; Kailua, HI; Maui, HI; Lynnfield, MA; and Rochester Hills, MI.

      Since its second quarter earnings release on May 9, the Company has opened three new stores, and 10 leases have been tendered. For accounting purposes, a store is considered tendered on the date the Company takes possession of the space for construction and other purposes, which is typically when the shell of the store is complete or nearing completion. The average tender period, or length of time between tender date and opening date, will vary depending on several factors, one of which is the number of acquired leases, ground leases and owned properties in development, all of which generally have longer tender periods than standard operating leases.

      The following table provides additional information about the Company's store openings in fiscal year 2006 and thus far in fiscal year 2007, leases currently tendered but not opened, and total development pipeline for stores scheduled to open through fiscal year 2010. Of the Company's 25 stores currently tendered, 23 are expected to open between now and the end of fiscal year 2008, and the Company expects to announce additional stores over the next two quarters tendered for openings in fiscal year 2008.

                                Stores        Stores         Current       Current
                                Opened        Opened         Leases         Leases
  New Store Information         FY06         FY07 YTD       Tendered      Signed(1)
  Number of stores
   (including relocations)           13               14           25           94
  Number of relocations               2                3            3           17
  Number of lease
   acquisitions,
   ground leases and
   owned
   properties                         1                4            9           15
  New markets                         4                2            3           21
  Average store size
   (gross square feet)           50,200           56,600       48,400       53,000
  As a percentage of
   existing store
   average size                     147%             156%         133%         146%
  Total square footage          653,000          792,000    1,210,000    5,021,000
  As a percentage of
   existing square
   footage                           10%              11%          17%          70%
  Average tender
     period                  7.8 months       9.7 months
    Average pre-opening
     expense per store
     (incl. rent)          $1.9 million     $2.4 million(2)
  Average pre-opening
     rent per store        $0.7 million     $0.9 million(2)
    Average development
     cost
     (excl.
      pre-opening)       $13.0 million     $15.0 million(2)
  Average development
     cost per square foot          $258            $2822

      (1)   Includes leases tendered
      (2) Pre-opening and development costs are estimated for stores opened YTD and exclude Kensington in London

      Growth Goals for Fiscal Year 2007 and Beyond
      The Company's guidance for fiscal year 2007 excludes any impact from the proposed merger with Wild Oats Markets, as the transaction has not closed.

      The Company notes that fiscal year 2007 is a 53-week year, with the extra week falling in the fourth quarter making it a thirteen-week quarter. For fiscal year 2007, on a 52-week to 52-week basis, the Company expects total sales growth of 13% to 17% and comparable store sales growth of 6% to 8%.

      Year to date, the Company has opened 14 stores and expanded two stores representing approximately 781,000 square feet net of closures related to three relocations. In addition to one store already open in the fourth quarter, four to six of the Company's 25 currently tendered stores, representing up to approximately 278,000 square feet net of closures, are expected to open in the fourth quarter, translating to an estimated year-over-year increase in ending square footage of approximately 16%.

      For fiscal year 2007, the Company expects operating income before pre-opening and relocation costs as a percentage of sales to be in line with its 5.9% results year to date.

      The Company expects share-based compensation, a non-cash expense, of approximately $3 million to $4 million in the fourth quarter.

      Capital expenditures for fiscal year 2007 are expected to be in the range of $525 million to $575 million. Of this amount, approximately 70% to 75% is related to new stores opening in fiscal year 2007 and beyond.

      The Company has incurred materially higher pre-opening and relocation costs of approximately $47 million year to date compared to approximately $24 million for the same period last year resulting primarily from the acceleration in square footage opening in fiscal years 2007 and 2008. As expected, these costs have had a significant negative impact on fiscal year 2007 diluted earnings per share growth. For the fourth quarter, the Company expects pre-opening and relocation costs in the range of $20 million to $24 million.

      Fiscal year 2007 results are expected to include approximately $33 million to $36 million, or approximately $0.14 or $0.15 per share, of non-cash pre-opening rent, accelerated depreciation, and share-based compensation expense.

      Longer term, the Company's goal is to reach $12 billion in sales in fiscal year 2010.

      Proposed Merger with Wild Oats Markets
      The U.S. District Court for the District of Columbia preliminary injunction hearing to decide whether to approve the U.S. Federal Trade Commission's (FTC) application for an injunction to block the proposed merger between Whole Foods Market and Wild Oats Markets began today and is scheduled to conclude on August 1, 2007. The Company expects to receive a ruling by the middle of August.

      The Company announced on June 20, 2007 that, subject to prevailing in its current lawsuit with the FTC concerning the proposed merger, the Company plans to transfer all 35 Henry's and Sun Harvest store locations, plus a Riverside, CA distribution center, to a wholly owned subsidiary of Smart & Final, Inc., a Los Angeles-based food retailer.

      "We are hopeful that the court will rule in our favor and that we will be allowed to move forward; however, we believe that merger or no merger, Whole Foods Market has a very bright future," said Mr. Mackey. "We currently have 94 stores in our pipeline representing 70 percent of our existing square footage, and we believe we are on track to meet our goal of $12 billion in sales in 2010. If the merger is approved, just as we have done with our many previous acquisitions, we will improve the Wild Oats stores to make them more profitable and create an improved shopping experience for our customers."

      About Whole Foods Market: Founded in 1980 in Austin, Texas, Whole Foods Market(R) is a Fortune 500 company and the largest natural and organic foods retailer. The Company had sales of $5.6 billion in fiscal year 2006 and currently has 197 stores in the United States, Canada and the United Kingdom.

      Forward-looking statements
      The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995. Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties, which could cause our actual results to differ materially from those described in the forward-looking statements. These risks include but are not limited to general business conditions, the timely development and opening of new stores, the impact of competition, and other risks detailed from time to time in the SEC reports of Whole Foods Market, including Whole Foods Market's report on Form 10-K for the fiscal year ended September 24, 2006. Whole Foods Market undertakes no obligation to update forward-looking statements.

      The Company will host a conference call today to discuss this earnings announcement at 4:00 p.m. CT. The dial-in number is 1-800-909-5202, and the conference ID is "Whole Foods." A simultaneous audio webcast will be available at www.wholefoodsmarket.com.

    Contact:  Cindy McCann
              VP of Investor Relations
              512.542.0204


Whole Foods Market, Inc.
Consolidated Statements of Operations - Non-GAAP basis (unaudited) (In thousands, except per share amounts)


                                                   Twelve weeks ended
                                                      July 1, 2007
                                                         Natural
                                               GAAP      Disaster    Non-GAAP
  Sales                                   $1,514,420    $    --    $1,514,420
  Cost of goods sold and occupancy
   costs                                     976,130         --       976,130
   Gross profit                              538,290         --       538,290
  Direct store expenses                      394,713         --       394,713
   Store contribution                        143,577         --       143,577
  General and administrative expenses         49,003         --        49,003
   Operating income before pre-opening
    and relocation                            94,574         --        94,574
  Pre-opening expenses                        13,719         --        13,719
  Relocation costs                             1,276         --         1,276
   Operating income                           79,579         --        79,579
  Investment and other income, net             2,199         --         2,199
   Income before income taxes                 81,778         --        81,778
  Provision for income taxes                  32,711         --        32,711
   Net income                             $   49,067         --    $   49,067

  Basic earnings per share                $     0.35    $    --    $     0.35
  Weighted average shares outstanding        140,061    140,061       140,061

  Diluted earnings per share              $     0.35    $    --    $     0.35
  Weighted average shares outstanding,
   diluted basis                             141,250    141,250       141,250

  Dividends per share                        $  0.18               $     0.18

                                                 Twelve weeks ended
                                                     July 2, 2006
                                                       Natural
                                            GAAP       Disaster       Non-GAAP
Sales                                   $1,337,886    $       --     $1,337,886
Cost of goods sold and occupancy
 costs                                     866,260           879        867,139
 Gross profit                              471,626          (879)       470,747
Direct store expenses                      335,555         1,152        336,707
 Store contribution                        136,071        (2,031)       134,040
General and administrative expenses         43,955        43,955
 Operating income before pre-opening
  and relocation                            92,116        (2,031)        90,085
Pre-opening expenses                         6,604            --          6,604
Relocation costs                             1,256            --          1,256
 Operating income                           84,256        (2,031)        82,225
Investment and other income, net             5,573        (1,621)         3,952
 Income before income taxes                 89,829        (3,652)        86,177
Provision for income taxes                  35,931        (1,461)        34,470
 Net income                             $   53,898    $   (2,191)    $   51,707

Basic earnings per share                $     0.38    $    (0.02)    $     0.37
Weighted average shares outstanding        140,712       140,712        140,712

Diluted earnings per share              $     0.37    $    (0.02)    $     0.35
Weighted average shares outstanding,
 diluted basis                             145,925       145,925        145,925

Dividends per share                     $     0.15                   $     0.15

      A reconciliation of the numerators and denominators of the basic and diluted earnings per share calculations follows (in thousands):

                                                   Twelve weeks ended
                                                      July 1, 2007
                                                         Natural
                                              GAAP       Disaster    Non-GAAP
    Net income (numerator for basic
     earnings per share)                    $ 49,067    $     --    $ 49,067
    Interest on 5% zero coupon
     convertible subordinated
     debentures, net of income taxes              19          --          19
    Adjusted net income (numerator for
     diluted earnings
     per share)                             $ 49,086    $     --    $ 49,086
    Weighted average common shares
     outstanding
     (denominator for basic earnings per
      share)                                 140,061     140,061     140,061
    Potential common shares outstanding:
     Assumed conversion of 5% zero
      coupon
     convertible subordinated debentures          97          97          97
     Assumed exercise of stock options         1,092       1,092       1,092
    Weighted average common shares
     outstanding and
     potential additional common shares
      outstanding
     (denominator for diluted earnings
      per share)                             141,250     141,250     141,250

    Basic earnings per share                $   0.35    $     --    $   0.35
    Diluted earnings per share              $   0.35    $     --    $   0.35

                                                   Twelve weeks ended
                                                      July 2, 2006
                                                         Natural
                                             GAAP        Disaster    Non-GAAP

  Net income (numerator for basic
   earnings per share)                    $  53,898    $  (2,191)    $  51,707
  Interest on 5% zero coupon
   convertible subordinated
   debentures, net of income taxes               61           --            61
  Adjusted net income (numerator for
   diluted earnings
   per share)                             $  53,959    $  (2,191)    $  51,768
  Weighted average common shares
   outstanding
   (denominator for basic earnings per
    share)                                  140,712      140,712       140,712
  Potential common shares outstanding:
   Assumed conversion of 5% zero
    coupon
   convertible subordinated debentures          335          335           335
   Assumed exercise of stock options          4,878        4,878         4,878
  Weighted average common shares
   outstanding and
   potential additional common shares
    outstanding
   (denominator for diluted earnings
    per share)                              145,925      145,925       145,925

  Basic earnings per share                $    0.38    $   (0.02)    $    0.37
  Diluted earnings per share              $    0.37    $   (0.02)    $    0.35

Whole Foods Market, Inc.
Consolidated Statements of Operations - Non-GAAP basis (unaudited) (In thousands, except per share amounts)


                                                    Forty weeks ended
                                                      July 1, 2007
                                                         Natural
                                            GAAP         Disaster       Non-GAAP

 Sales                                   $4,848,361    $       --    $4,848,361
 Cost of goods sold and occupancy
  costs                                   3,154,840            --     3,154,840
  Gross profit                            1,693,521            --     1,693,521
 Direct store expenses                    1,256,805            --     1,256,805
  Store contribution                        436,716            --       436,716
 General and administrative expenses        150,591            --       150,591
  Operating income before pre-opening
   and relocation                           286,125            --       286,125
 Pre-opening expenses                        40,717            --        40,717
 Relocation costs                             6,196            --         6,196
  Operating income                          239,212            --       239,212
 Investment and other income, net             8,806            --         8,806
  Income before income taxes                248,018            --       248,018
 Provision for income taxes                  99,207            --        99,207
  Net income                             $  148,811            --    $  148,811

 Basic earnings per share                $     1.06    $       --    $     1.06
 Weighted average shares outstanding        140,411       140,411       140,411

 Diluted earnings per share              $     1.05    $       --    $     1.05
 Weighted average shares outstanding,
  diluted basis                             142,366       142,366       142,366

 Dividends per share                     $     0.69                  $     0.69

                                                    Forty weeks ended
                                                      July 2, 2006
                                                        Natural
                                           GAAP         Disaster      Non-GAAP

Sales                                   $4,316,359    $       --     $4,316,359
Cost of goods sold and occupancy
 costs                                   2,806,298           879      2,807,177
 Gross profit                            1,510,061          (879)     1,509,182
Direct store expenses                    1,090,463         4,232      1,094,695
 Store contribution                        419,598        (5,111)       414,487
General and administrative expenses        138,265            --        138,265
 Operating income before pre-opening
  and relocation                           281,333        (5,111)       276,222
Pre-opening expenses                        20,123            --         20,123
Relocation costs                             3,552            --          3,552
 Operating income                          257,658        (5,111)       252,547
Investment and other income, net            15,720        (2,121)        13,599
 Income before income taxes                273,378        (7,232)       266,146
Provision for income taxes                 109,351        (2,893)       106,458
 Net income                             $  164,027    $   (4,339)    $  159,688

Basic earnings per share                $     1.18    $    (0.03)    $     1.15
Weighted average shares outstanding        139,062       139,062        139,062

Diluted earnings per share              $     1.13    $    (0.03)    $     1.10
Weighted average shares outstanding,
 diluted basis                             145,567       145,567        145,567

Dividends per share                     $     2.45                   $     2.45

      A reconciliation of the numerators and denominators of the basic and diluted earnings per share calculations follows (in thousands):

                                                   Forty weeks ended
                                                      July 1, 2007
                                                         Natural
                                               GAAP      Disaster   Non-GAAP

   Net income (numerator for basic
    earnings per share)                     $148,811    $     --    $148,811
   Interest on 5% zero coupon
    convertible subordinated
    debentures, net of income taxes               77          --          77
   Adjusted net income (numerator for
    diluted earnings
    per share)                              $148,888    $     --    $148,888
   Weighted average common shares
    outstanding
    (denominator for basic earnings per
     share)                                  140,411     140,411     140,411
   Potential common shares outstanding:
    Assumed conversion of 5% zero coupon
    convertible subordinated debentures          122         122         122
    Assumed exercise of stock options          1,833       1,833       1,833
   Weighted average common shares
    outstanding and
    potential additional common shares
     outstanding
    (denominator for diluted earnings
     per share)                              142,366     142,366     142,366

   Basic earnings per share                 $   1.06    $     --    $   1.06
   Diluted earnings per share               $   1.05    $     --    $   1.05

                                                   Forty weeks ended
                                                     July 2, 2006
                                                        Natural
                                             GAAP       Disaster       Non-GAAP

  Net income (numerator for basic
   earnings per share)                    $ 164,027    $  (4,339)    $ 159,688
  Interest on 5% zero coupon
   convertible subordinated
   debentures, net of income taxes              225           --           225
  Adjusted net income (numerator for
   diluted earnings
   per share)                             $ 164,252    $  (4,339)    $ 159,913
  Weighted average common shares
   outstanding
   (denominator for basic earnings per
    share)                                  139,062      139,062       139,062
  Potential common shares outstanding:
   Assumed conversion of 5% zero
    coupon
   convertible subordinated debentures          378          378           378
   Assumed exercise of stock options          6,127        6,127         6,127
  Weighted average common shares
   outstanding and
   potential additional common shares
    outstanding
   (denominator for diluted earnings
    per share)                              145,567      145,567       145,567

  Basic earnings per share                $    1.18    $   (0.03)    $    1.15
  Diluted earnings per share              $    1.13    $   (0.03)    $    1.10

 Whole Foods Market, Inc.
 Consolidated Balance Sheets (unaudited)
 July 1, 2007 and September 24, 2006
 (In thousands)

    Assets
                                                        2007             2006
    Current assets:
    Cash and cash equivalents                      $    10,709      $     2,252
    Short-term investments - available-
     for-sale securities                                22,048          193,847
    Restricted cash                                      2,280           60,065
    Accounts receivable                                 84,321           87,387
    Merchandise inventories                            241,705          203,727
    Deferred income taxes                               56,738           48,149
    Prepaid expenses and other current
     assets                                             28,213           28,554
     Total current assets                              446,014          623,981
    Property and equipment, net of
     accumulated depreciation and
     amortization                                    1,483,283        1,236,133
    Goodwill                                           113,494          113,494
    Intangible assets, net of accumulated
     amortization                                       54,911           34,767
    Deferred income taxes                               34,376           29,412
    Other assets                                        10,104            5,209
     Total assets                                  $ 2,142,182      $ 2,042,996

    Liabilities And Shareholders' Equity
                                                        2007             2006
    Current liabilities:
    Current installments of long-term
     debt and capital lease obligations            $        81      $        49
    Accounts payable                                   142,392          126,264
    Accrued payroll, bonus and other
     benefits due team members                         164,990          153,014
    Dividends payable                                   25,015               --
    Other current liabilities                          239,444          230,443
     Total current liabilities                         571,922          509,770
    Long-term debt and capital lease
     obligations, less current
     installments                                        2,893            8,606
    Deferred rent liability                            132,564          120,421
    Other long-term liabilities                             --               56
     Total liabilities                                 707,379          638,853
    Shareholders' equity:
    Common stock, no par value, 300,000
     shares authorized;
     143,534 and 142,198 shares issued;
      138,987 and 139,607
     shares outstanding in 2007 and 2006,
      respectively                                   1,222,176        1,147,872
    Common stock in treasury, at cost                 (199,961)         (99,964)
    Accumulated other comprehensive
     income                                             11,243            6,975
    Retained earnings                                  401,345          349,260
     Total shareholders' equity                      1,434,803        1,404,143
    Commitments and contingencies
     Total liabilities and shareholders'
      equity                                       $ 2,142,182      $ 2,042,996

Whole Foods Market, Inc.
Consolidated Statements of Cash Flows (unaudited)
July 1, 2007 and July 2, 2006 (In thousands)

                                                            Forty weeks ended
                                                          July 1,       July 2,
                                                           2007          2006
Cash flows from operating activities
Net Income                                              $ 148,811     $ 164,027
Adjustments to reconcile net income
 to net cash provided
 by operating activities
  Depreciation and amortization                           137,643       118,648
  Loss (gain) on disposition of
   assets                                                   3,562        (1,001)
  Share-based compensation                                 10,687         4,383
  Excess tax benefit related to
   exercise of employee stock
   options                                                (11,609)      (55,494)
  Deferred income tax benefit                             (13,553)      (19,073)
  Deferred rent                                             9,950        13,547
  Other                                                     3,934           797
  Net change in current assets and
   liabilities:
   Accounts receivable                                      3,066        19,445
   Merchandise inventories                                (42,278)      (38,182)
   Prepaid expense and other current
    assets                                                  2,828       (29,546)
   Accounts payable                                        16,128        12,937
   Accrued payroll, bonus and other
    benefits due team members                              11,976        23,637
   Other accrued expenses                                  20,389       124,585
 Net cash provided by operating
  activities                                              301,534       338,710
Cash flows from investing activities
Development costs of new store
 locations                                               (272,923)     (111,482)
Other property and equipment
 expenditures                                            (109,937)      (86,335)
Proceeds from hurricane insurance                              --         3,308
Acquisition of intangible assets                          (22,351)      (16,204)
Purchase of available-for-sale
 securities                                              (270,206)     (497,071)
Sale of available-for-sale
 securities                                               440,818       209,110
Increase in restricted cash                                57,785       (22,449)
Payment of acquisition-related costs                       (3,841)           --
 Net cash used in investing
  activities                                             (180,655)     (521,123)
Cash flows from financing activities
Dividends paid                                            (71,711)     (336,889)
Issuance of common stock                                   47,742       208,641
Purchase of treasury stock                                (99,997)           --
Excess tax benefit related to
 exercise of employee stock options                        11,609        55,494
Payments on long-term debt and
 capital lease obligations                                    (65)       (5,612)
 Net cash used in financing
  activities                                             (112,422)      (78,366)
Net change in cash and cash
 equivalents                                                8,457      (260,779)
Cash and cash equivalents at
 beginning of period                                        2,252       308,524
Cash and cash equivalents at end of
 period                                                 $  10,709     $  47,745

Supplemental disclosure of cash flow information:
 Interest paid                                          $     232     $     531
 Federal and state income taxes paid                    $ 107,926     $  18,679
Non-cash transactions:
 Conversion of convertible
  debentures into common stock                          $   5,686     $   4,910

Whole Foods Market, Inc.
Non-GAAP Financial Measures (unaudited)
(In thousands)

      In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides information regarding Economic Value Added ("EVA") and Operating Cash Flow per Share in the press release as additional information about its operating results. These measures are not in accordance with, or an alternative to, GAAP. The Company's management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company and EVA for incentive compensation and capital planning purposes.

      The following is a tabular reconciliation of the EVA non-GAAP financial measure to GAAP net income, which the Company believes to be the most directly comparable GAAP financial measure.

                                      Twelve weeks ended     Forty weeks ended
                                     July 1,     July 2,     July 1,     July 2,
                                       2007        2006        2007        2006
EVA
Net income                          $ 49,067    $ 53,898    $148,811    $164,027
Provision for income taxes            32,711      35,931      99,207     109,351
Interest expense and other             6,760       4,176      20,542      10,780
 NOPBT                                88,538      94,005     268,560     284,158
Income taxes (40%)                    35,415      37,602     107,424     113,663
 NOPAT                                53,123      56,403     161,136     170,495
Capital Charge                        37,564      35,815     122,931     114,413
 EVA                                $ 15,559    $ 20,588    $ 38,205    $ 56,082


      The following is a tabular reconciliation of the numerator of the Operating Cash Flow per Share non-GAAP financial measure to GAAP net income, which the Company believes to be the most directly comparable GAAP financial measure.

                                     Twelve weeks ended Forty weeks ended
                                     July 1,      July 2,      July 1,      July 2,
                                       2007         2006         2007         2006
Operating Cash Flow per Share
Net income                         $  49,067    $  53,898    $ 148,811    $ 164,027
Adjustments to reconcile net
 income to net cash provided
 by operating activities:
 Depreciation and amortization        42,509       37,340      137,643      118,648
 Loss (gain) on disposition of
  assets                                 852          242        3,562       (1,001)
 Share-based compensation              4,168        1,309       10,687        4,383
 Excess tax benefit related to
  exercise of employee stock
  options                               (836)     (12,431)     (11,609)     (55,494)
 Deferred income tax benefit          (4,169)     (13,356)     (13,553)     (19,073)
 Deferred rent                         7,206        7,219        9,950       13,547
 Other                                 3,430       (1,921)       3,934          797
 Net change in current assets
  and liabilities:
      Accounts receivable             11,284       28,026        3,066       19,445
      Merchandise inventories         (6,469)     (12,395)     (42,278)     (38,182)
      Prepaid expense and other
       current assets                  4,684      (21,449)       2,828      (29,546)
      Accounts payable                (2,664)        (227)      16,128       12,937
      Accrued payroll, bonus and
       other benefits due team
       members                         6,129        7,604       11,976       23,637
      Other accrued expenses           7,364       50,020       20,389      124,585
Net cash provided by operating
 activities                        $ 122,555    $ 123,879    $ 301,534    $ 338,710
Weighted average shares
 outstanding, diluted basis          141,250      145,925      142,366      145,567
 Operating Cash Flow per Share     $    0.87    $    0.85    $    2.12    $    2.33


SOURCE  Whole Foods Market, Inc.